UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2006

DIGITAL INSIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27459	77-0493142
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

26025 Mureau Road, Calabasas, California 91302

(Address of principal executive offices, including zip code)

(818) 871-0000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05.	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On November 27, 2006, our Board of Directors approved a plan to significantly reduce investment in the lending business and exit certain portions of the operations based on the division’s continued underperformance and diminished financial outlook. Under this plan, we expect to eliminate certain operations associated with the lending division and incur restructuring-related charges. These charges will include one-time termination benefits for approximately 20 employees of the division. Charges related to this action are expected to be incurred in the fourth quarter of 2006 in the range of $350,000 to $425,000 and the cash outlay is expected to approximate the charges. We expect that the work force reduction will continue in phases until completed by December 31, 2006. As we implement the restructuring plan, the actual costs and benefits may change in amount and/or timing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL INSIGHT CORPORATION

Date: November 28, 2006	By:	/s/ Paul J. Pucino
Paul J. Pucino Executive Vice President and Chief Financial Officer

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